                                                      Registration No. 33-56035
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                          -----------------------------

                                AMENDMENT NO. 4

                                      TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                          -----------------------------
                           BOATMEN'S BANCSHARES, INC.
             (Exact name of Registrant as specified in its charter)
     MISSOURI                       6712                       43-0672260
  (State or other             (Primary Standard               (IRS Employer
  jurisdiction of                Industrial                   Identification
  incorporation or             Classification                    Number)
   organization)                Code Number)

                               One Boatmen's Plaza
                                800 Market Street
                           St. Louis, Missouri  63101
                                 (314) 466-6000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                          -----------------------------
                                JAMES W. KIENKER
              Executive Vice President and Chief Financial Officer
                           Boatmen's Bancshares, Inc.
                               One Boatmen's Plaza
                                800 Market Street
                           St. Louis, Missouri  63101
                                 (314) 466-7718
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                          -----------------------------
                                   Copies to:
          Thomas C. Erb, Esq.               C. Douglas Buford, Jr., Esq.
          Lewis, Rice & Fingersh, L.C.      Wright, Lindsey & Jennings
          500 N. Broadway, Suite 2000       2200 Worthen Bank Building
          St. Louis, Missouri  63102        200 West Capitol Ave.
          (314) 444-7600                    Little Rock, Arkansas 72201
                                            (501) 371-0808

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON
SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE
UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH
SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL
THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL
BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SAID SECTION 8(a), MAY DETERMINE.
===============================================================================


                                                 BOATMEN'S BANCSHARES, INC.

                                             CROSS REFERENCE SHEET TO PROSPECTUS

                    FORM S-4 HEADING                                             PROSPECTUS LOCATION
- ----------------------------------------------------------------------------------------------------------------------------
 1. Forepart of Registration Statement and Outside
    Front Cover Page of Prospectus . . . . . . . . . . . . .   Forepart of Registration Statement and Outside Front Cover
                                                               Page of Prospectus

 2. Inside Front and Outside Back Cover Pages of
    Prospectus . . . . . . . . . . . . . . . . . . . . . . .   Inside Front and Outside Back Cover Pages of Prospectus;
                                                               Table of Contents

 3. Risk Factors, Ratio of Earnings to Fixed Charges and
    Other Information. . . . . . . . . . . . . . . . . . . .   Summary Information

 4. Terms of the Transaction . . . . . . . . . . . . . . . .   Summary Information; The Merger; Description of Boatmen's
                                                               Capital Stock; Comparison of Shareholder Rights; Certain
                                                               Provisions of the Merger Agreement

 5. Pro Forma Financial Information. . . . . . . . . . . . .   Pro Forma Financial Data

 6. Material Contacts with the Company Being
    Acquired . . . . . . . . . . . . . . . . . . . . . . . .   Summary Information; The Merger; Certain Provisions of the
                                                               Merger Agreement

 7. Additional Information Required for Reoffering by
    Persons and Parties Deemed to Be Underwriters. . . . . .   *

 8. Interests of Named Experts and Counsel . . . . . . . . .   The Merger; Legal Opinion; Experts

 9. Disclosure of Commission Position on Indemnification
    for Securities Act Liabilities . . . . . . . . . . . . .   *

10. Information with Respect to S-3 Registrants. . . . . . .   Incorporation of Certain Documents by Reference; The Merger

11. Incorporation of Certain Information by Reference. . . .   Incorporation of Certain Documents by Reference

12. Information with Respect to S-2 or S-3 Registrants . . .   *

13. Incorporation of Certain Information by Reference. . . .   *

- ---------------------------------------
*Indicates item not applicable




                    FORM S-4 HEADING                                             PROSPECTUS LOCATION
- ----------------------------------------------------------------------------------------------------------------------------
14. Information with Respect to Registrants Other than S-2
    or S-3 Registrants . . . . . . . . . . . . . . . . . . .   *

15. Information with Respect to S-3 Companies. . . . . . . .   Incorporation of Certain Documents by Reference; Summary
                                                               Information; The Merger

16. Information with Respect to S-2 or S-3 Companies . . . .   *

17. Information with Respect to Companies Other than S-2
    or S-3 Companies . . . . . . . . . . . . . . . . . . . .   *

18. Information if Proxies, Consents or Authorizations are to
    be Solicited . . . . . . . . . . . . . . . . . . . . . .   Incorporation of Certain Documents By Reference; Summary
                                                               Information; The Special Meeting; The Merger

19. Information if Proxies, Consents or Authorizations are
    not to be Solicited in an Exchange Offer . . . . . . . .   *

- ---------------------------------------
*Indicates item not applicable

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a Missouri corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.
Article XIII of the Restated Articles of Incorporation of registrant provides that registrant shall extend to its directors and certain of its executive officers the indemnification specified in subsections (1) and (2) and the additional indemnification authorized in subsection (7) and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

    Pursuant to a policy of directors' and officers' liability insurance, with total annual limits of $55 million, registrant's officers and directors are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of registrant in the discharge of their duties solely in their capacity as directors or officers of registrant, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of registrant.

ITEM 21.  APPENDICES AND FINANCIAL STATEMENT SCHEDULES.

    (a) The following exhibits are filed as part of this Registration Statement:

         (2)(a)    Agreement and Plan of Merger, dated August 18,
                   1994, by and among Worthen Banking
                   Corporation, Boatmen's Bancshares, Inc. and
                   BBI AcquisitionCo, Inc. (Appendix A to Proxy
                   Statement/Prospectus);

         (5) Opinion of Lewis, Rice & Fingersh, L.C., regarding legality;

         (8) Opinion of Lewis, Rice & Fingersh, L.C., regarding federal income tax consequences;

         (23)(a)   Consent of Ernst & Young LLP;

         (23)(b)   Consent of KPMG Peat Marwick LLP;

         (23)(c)   Consent of Frost & Company;

         (23)(d)   Consent of KPMG Peat Marwick LLP;

         (23)(e)   Consent of KPMG Peat Marwick LLP;

         (23)(f)   Consent of KPMG Peat Marwick LLP;

         (23)(g) Consent of Lewis, Rice & Fingersh, L.C., (in opinion regarding legality);

         (23)(h) Consent of Lewis, Rice & Fingersh, L.C., (in opinion regarding federal income tax consequences);

         (23)(i)   Consent of PaineWebber Incorporated;

         (24)      Power of Attorney;

         (99)(a)   Form of Proxy Card;

         (99)(b)   Form of Letter to Shareholders to Accompany
                   Proxy Statement/Prospectus;

         (99)(c)   Form of Notice of Special Meeting;

         (99)(d)   Fairness Opinion (Appendix B to Proxy
                   Statement/Prospectus); and

         (99)(e)   Excerpts of the Arkansas Business Corporation
                   Act (Dissenters' Rights) (Appendix C to Proxy
                   Statement/Prospectus).

         The following exhibits are incorporated herein by reference:

         (3)(a)    Restated Articles of Incorporation of
                   Boatmen's Bancshares, Inc.;

         (3)(b)    Change of Designation of Registered Agent;

         (3)(c)    Amended Bylaws of Boatmen's Bancshares, Inc.;

         (4) Rights Agreement, dated as of August 14, 1990, of Boatmen's Bancshares, Inc.;

                   Note: No long-term debt instrument issued by Boatmen's Bancshares, Inc. exceeds 10% of the consolidated total assets of Boatmen's Bancshares, Inc. and its subsidiaries. In accordance with paragraph 4(iii) of Item 601 of Regulation S-K, Boatmen's Bancshares, Inc. will furnish to the S.E.C. upon request copies of long-term debt instruments and related agreements.

    (b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) or (c) of this Form.


ITEM 22.  UNDERTAKINGS.

    (1) The undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (2) The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated document by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (5) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i)    to include any prospectus required by Section
         10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

tha+, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (see Item 20 -- Indemnification of Directors and Officers), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on January 25, 1995.

                              BOATMEN'S BANCSHARES, INC.



                              By /s/ Andrew B. Craig, III
                                -----------------------------------------
                                   Andrew B. Craig, III
                                   Chairman of the Board and
                                   Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 25, 1995.

    /s/ Andrew B. Craig, III
- ------------------------------------     Chairman of the Board and Chief Executive Officer
      Andrew B. Craig, III               (principal executive officer)

       /s/ James W. Kienker
- ------------------------------------     Executive Vice President and Chief Financial Officer
         James W. Kienker                (principal financial and accounting officer)

                *
- ------------------------------------     President and Director
       Samuel B. Hayes, III

                *
- ------------------------------------     Vice Chairman and Director
       John Peters MacCarthy

                *
- ------------------------------------     Director
         Richard L. Battram

                *
- ------------------------------------     Director
         B. A. Bridgewater, Jr.

                *
- ------------------------------------     Director
         William E. Cornelius

                                    II-5

                *
- ------------------------------------     Director
            Ilus W. Davis

                *
- ------------------------------------     Director
           John E. Hayes, Jr.


- ------------------------------------     Director
           Lee M. Liberman


- ------------------------------------     Director
         William E. Maritz

                *
- ------------------------------------     Director
           Andrew E. Newman

                *
- ------------------------------------     Director
           Jerry E. Ritter

                *
- ------------------------------------     Director
         William P. Stiritz

                *
- ------------------------------------     Director
           Albert E. Suter


- ------------------------------------     Director
       Dwight D. Sutherland

                *
- ------------------------------------     Director
         Theodore C. Wetterau

/s/ James W. Kienker
- ------------------------------------
James W. Kienker
Attorney-in-fact

                            INDEX TO EXHIBITS

Number                         Exhibit
- ------                         -------

(2)(a) Agreement and Plan of Merger, dated August 18, 1994, by and among Worthen Banking Corporation, Boatmen's
         Bancshares, Inc. and BBI AcquisitionCo, Inc.
         (Appendix A to Proxy Statement/Prospectus).*

(3)(a)   Restated Articles of Incorporation of Boatmen's
         Bancshares, Inc. is incorporated by reference from the Boatmen's Bancshares, Inc. Registration Statement on
         Form S-4 (Registration Statement No. 33-55625), dated
         September 26, 1994.

(3)(b) Change of Designation of Registered Agent is incorporated by reference from Boatmen's Bancshares, Inc. Registration Statement on Form S-4 (Registration
         Statement No. 33-55625), dated September 26, 1994.

(3)(c) Amended Bylaws of Boatmen's Bancshares, Inc. is incorporated by reference from the Boatmen's
         Bancshares, Inc. Registration Statement on Form S-4
         (Registration Statement No. 33-55625), dated
         September 26, 1994.

(4)      Rights Agreement, dated as of August 14, 1990, of
         Boatmen's Bancshares, Inc., is incorporated herein by reference from the Boatmen's Bancshares, Inc.
         Registration Statement on Form 8-A, dated August 14,
         1990.

(5)      Opinion of Lewis, Rice & Fingersh, L.C., regarding legality.*

(8) Opinion of Lewis, Rice & Fingersh, L.C., regarding federal income tax consequences.*

(23)(a)  Consent of Ernst & Young LLP.

(23)(b)  Consent of KPMG Peat Marwick LLP.

(23)(c)  Consent of Frost & Company.

(23)(d)  Consent of KPMG Peat Marwick LLP.

(23)(e)  Consent of KPMG Peat Marwick LLP.

(23)(f)  Consent of KPMG Peat Marwick LLP.

(23)(g) Consent of Lewis, Rice & Fingersh, L.C. (in opinion regarding legality).*

(23)(h) Consent of Lewis, Rice & Fingersh, L.C. (in opinion regarding federal income tax consequences).*


- ----------------------------
    *Previously filed.


Number                         Exhibit
- ------                         -------
(23)(i)  Consent of PaineWebber Incorporated.*

(24)     Power of Attorney.*

(99)(a)  Form of Proxy Card.*

(99)(b)  Form of Letter to Shareholders to Accompany Proxy Statement/
         Prospectus.*

(99)(c)  Form of Notice of Special Meeting.*

(99)(d)  Fairness Opinion (Appendix B to Proxy Statement/Prospectus).*

(99)(e)  Excerpts of the Arkansas Business Corporation Act
         (Dissenters' Rights)
         (Appendix C to Proxy Statement/Prospectus).*


- ----------------------------
    *Previously filed.
